EXHIBIT 10.150

STOCK OPTION AGREEMENT

Dated:  «grantdate», 2013

TO:            «firstname» «lastname»

Pursuant to the 2009 Long Term Incentive Plan (the “Plan”) of Covisint Corporation (the “Corporation”) and with the approval of the Compensation Committee (“Committee”) of the Corporation’s Board of Directors in accordance with the Plan, the Corporation grants you an option (the “Option”) to purchase «shares» shares of Common Stock (the “Shares”) at $«price» per share, upon the terms and conditions contained in this Stock Option Agreement (the “Agreement”) and in the Plan.  The Option is intended to be a Nonqualified Option.  The Plan, as amended from time to time, is made a part of this Agreement and is available upon request.  Capitalized terms used in this Agreement, but not otherwise defined in this Agreement, shall have the meanings given them in the Plan.

1.            Vesting Schedule.  Subject to the terms contained in this Agreement and in the Plan, you may exercise the Option in accordance with the following schedule:

(a)	If the Corporation closes an Initial Public Offering (“IPO”) on or before December 31, 2013:
(i)	On and after the IPO date, you may exercise the Option to purchase up to 33.33% of the total number of Shares,
(ii)	On or after the first anniversary of the IPO date, you may exercise the Option to purchase up to an additional 33.33% of the total number of Shares, and
(iii)	On or after the second anniversary of the IPO date, you may exercise the Option to purchase the remainder of the total number of Shares.

(b)	If the Corporation closes an IPO after January 1, 2014 and on or before December 31, 2014:
(i)	On and after the IPO date, you may exercise the Option to purchase up to 66.66% of the total number of Shares, and
(ii)	On or after the first anniversary of the IPO date, you may exercise the Option to purchase the remainder of the total number of Shares.

(c)	If the Corporation closes an IPO after January 1, 2015 and before the Expiration Date:
(i)	On and after the IPO date, you may exercise the Option to purchase up to 100% of the total number of Shares.

2.            Expiration.  This Option will expire (to the extent not previously exercised) on «grantdate», 2023 (the “Expiration Date”), unless terminated earlier in accordance with the Plan or Section 5 of this Agreement.

3.            Non-Transferable.  The Option may not be transferred by you other than by will or by the laws of descent and distribution or as otherwise provided in the Plan and, during your lifetime, the Option is exercisable only by you.

4.            Change in Control.  Subject to Section 9.2(b) of the Plan, upon a Change in Control of the Corporation, the Option shall immediately become fully Vested.

5.            Termination of Service.

   (a)            If your service as a Director of the Corporation terminates for any reason other than death or Disability, you shall have the right for a period of 30 days after such termination, but in no event after the Expiration Date, to exercise that portion of this Option, if any, that was exercisable by you on the date of such termination.  If you die during the 30-day period following your termination, your legal representative or the person or persons to whom your rights shall pass by will or by the laws of descent and distribution shall have the right for a period of 120 days following your death, but in no event after the Expiration Date, to exercise that portion of this Option, if any, that was exercisable by you on the date of your termination.

   (b)            If your service as a Director of the Corporation terminates by reason of your death, your rights to exercise this Option shall be accelerated so that all of this Option, to the extent not exercised at the time of death, may be exercised for a period of 12 months after your death by your legal representative or by the person(s) to whom your rights shall pass by will or by the laws of descent and distribution.  In no event shall this Option be exercised after the Expiration Date.

   (c)            If your service as a Director of the Corporation terminates by reason of your Disability, your rights to exercise this Option shall be accelerated so that all of this Option, to the extent not exercised at the time of your becoming Disabled, may be exercised by you for a period of 12 months after your date of termination.  For purposes of this Agreement, you shall be deemed to be “Disabled” and to have a “Disability” if you are permanently and totally disabled as a result of a physical or mental disability (within the meaning of Section 22(e) of the Internal Revenue Code), as determined by a medical doctor satisfactory to the Committee.  In no event shall this Option be exercised after the Expiration Date.

6.            Manner of Exercise.  The exercise price for Shares upon exercise of the Option shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, subject to the limitations set forth in Section 2.4 of the Plan, payment may be made by (a) delivery and transfer, in a manner acceptable to the Corporation's Secretary in his sole discretion, to the Corporation of outstanding shares of Common Stock; (b) by delivery to the Corporation’s General Counsel or his designee of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Optionee's broker to deliver to the Corporation sufficient cash to pay the exercise price in accordance with a written agreement between the Corporation and the brokerage firm; or (c) any other method permitted in Section 2.4 of the Plan.  Shares of Common Stock surrendered upon exercise shall be valued at the Fair Market Value per share as determined at the end of the day prior to the date of exercise. The action by you to exercise the Option shall be deemed to be your acceptance of all terms and conditions of this Agreement and the Plan.

7.            Rights as Stockholder.  As the holder of the Option you shall not be, nor have any of the rights or privileges of, a stockholder of the Corporation in respect of any Shares unless a certificate or certificates representing such Shares shall have been issued by the Corporation to you or a book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian.  The Corporation shall not be liable to you for damages relating to any delay in issuing shares or a stock certificate to you, any loss of a certificate, or any mistakes or errors in the issuance of Shares or a certificate to you.

8.            Plan Terms Control.  In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control, it being understood that variations in this Agreement from terms set forth in the Plan shall not be considered to be in conflict if the Plan permits such variations.

9.            Notices.  Any notices to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation in care of its Secretary, and any notices to you shall be addressed to you at the address stated in the Corporation’s records.

10.            Securities Laws. Upon the exercise or issuance of any Shares, the Corporation may require you to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.  The granting of this Option shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.

11.            Governing Law.  Except to the extent governed by applicable federal law, the laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Very truly yours,

COVISINT CORPORATION

By:
David McGuffie
Its: President and CEO
The above is agreed to and accepted by:

Optionee’s Signature

Dated:	, 2013

«firstname»  «lastname»

CNED